UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                         Crown Cork & Seal Company, Inc.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          N/A

     (2)  Aggregate number of securities to which transaction applies:

          N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          N/A

     (4)  Proposed maximum aggregate value of transaction:

          N/A

     (5)  Total fee paid:

          N/A

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                        Crown Cork & Seal Company, Inc.
                                 One Crown Way
                        Philadelphia, Pennsylvania 19154


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         OF COMMON AND PREFERRED STOCK
                                      1997




     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Common Stock and 41/2% Convertible Preferred Stock of CROWN CORK & SEAL COMPANY, INC. (the "Company") will be held at the Company's Office located at One Crown Way, Philadelphia, Pennsylvania, on the 24th day of April 1997 at 11:00 A.M., to elect Directors, to consider and act upon the resolution to adopt the 1997 Stock-Based Incentive Compensation Plan, which resolution the Board of Directors unanimously recommends, and to transact such other business that may properly come before the Meeting.
     The stock transfer books of the Company will not be closed prior to the Meeting. Only Shareholders of Common Stock and 41/2% Convertible Preferred Stock of record as of the close of business on March 14, 1997 will be entitled to vote.

                              By Order of the Board of Directors

                              RICHARD L. KRZYZANOWSKI
                              Executive Vice President, Secretary &
                              General Counsel


Philadelphia, Pennsylvania 19154
March 24, 1997



             WE CORDIALLY INVITE YOU AND HOPE THAT YOU WILL ATTEND
            THE MEETING IN PERSON, BUT, IF YOU ARE UNABLE TO ATTEND, THE BOARD OF DIRECTORS REQUESTS THAT YOU SIGN THE PROXY AND RETURN IT, WITHOUT DELAY, IN THE ENCLOSED ENVELOPE.

                        Crown Cork & Seal Company, Inc.
                                 One Crown Way
                        Philadelphia, Pennsylvania 19154

                   PROXY STATEMENT -- MEETING, April 24, 1997

To All Shareholders:

     The accompanying Proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on April 24, 1997, and, if properly executed, shares represented thereby will be voted by the named proxies or attorneys at such Meeting. The cost of soliciting proxies will be borne by the Company. The Company has engaged D.F. King & Co., Inc. ("King") to assist in the solicitation of proxies for a fee of $6,000 plus reimbursement for out-of-pocket expenses and certain additional fees for services rendered by King in connection with such solicitation. Certain Officers and employees of the Company may also solicit proxies by mail, telephone, facsimile or in person without any extra compensation. Any Shareholder giving a Proxy has the power to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company, or by executing and delivering a later-dated Proxy, or by voting in person at the Meeting.
     The persons named as Proxies were selected by the Board of Directors of the Company, and all are Directors and Officers of the Company.
     The Annual Report for the year ended December 31, 1996, containing audited financial statements, is being mailed to Shareholders contemporaneously with this Proxy Statement, i.e., on or about March 24, 1997.
     On February 21, 1997, there were 128,490,982 outstanding shares of Common Stock, par value $5.00 per share, ("Common Stock") and 12,432,094 outstanding shares of 41/2% Convertible Preferred Stock, par value $41.8875 per share, ("Preferred Stock").
     Shareholders of Common Stock and Preferred Stock of record as of March 14, 1997 (the "Record Date") are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote, and each share of Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock is convertible as of the Record Date. As of the Record Date, each share of Preferred Stock was convertible into Common Stock at the rate equal to the $41.8875 par value of such Preferred Stock divided by the applicable conversion price of $45.9715. Accordingly, each share of Preferred Stock outstanding as of the Record Date will be entitled to approximately 0.91 votes at the Meeting. Assuming that 128,490,982 shares of Common Stock and 12,432,094 shares of Preferred Stock remained outstanding as of the Record Date, such shares of Preferred Stock, in the aggregate, will be entitled to 11,327,655 votes, resulting in a total of 139,818,637 votes entitled to be cast at the Meeting (such total number of votes entitled to be cast being referred to herein as the "Total Voting Power").
     The presence, in person or by proxy, of Shareholders entitled to cast a majority of votes will be necessary to constitute a quorum for the transaction of business. Proxies solicited herein will be voted, and if the person solicited specifies by means of the ballot provided in the Proxy a choice with respect to matters to be acted upon, the shares will be voted in accordance with such specification. Votes withheld from Director nominees, abstentions and broker non-votes will be counted in determining the presence of a quorum. Under Pennsylvania law and the Company's By-Laws, votes withheld from Director Nominees, abstentions and broker non-votes are not considered to be "votes" and, therefore, shall not be given effect either as affirmative or negative votes.
     Other than as listed below, the Company has, to its knowledge, no other beneficial owner of more than 5 percent of the Common Stock or Preferred Stock outstanding as of February 21, 1997.

                Security Ownership of Certain Beneficial Owners
                  Amount and Percentage of Class of Securities
                              of the Company Owned
                    Beneficially, Directly or Indirectly(1)

                                                                                Total Voting
                                                                                  Power of       % of Total
Name and Address                                                                 Beneficial     Voting Power
of Beneficial Owner         Common             %       Preferred         %        Owner(2)       Outstanding
Compagnie Generale
d'Industrie et de
Participations and certain of
its affiliates(3)         14,028,530(4)     10.64%(5)   3,660,300     29.44%     14,028,530(2)     10.03%
American Express
Financial Corporation(6)   8,523,921         6.63%              0         0%      8,523,921         6.10%
Connelly Foundation(7)     7,036,375         5.48%              0         0%      7,036,375         5.03%

--------------------------------------
(1) Based on information filed with the Securities and Exchange Commission. Percentages are derived using the outstanding shares of each class as of February 21,1997.
(2) Equivalent to total number of shares of Common Stock which would be held upon conversion of Preferred Stock into Common Stock.
(3) Compagnie Generale d'Industrie et de Participations ("CGIP") is a French societe anonyme, located at 89 rue Taitbout, 75009 Paris, France. Marine-Wendel and Societe de Gerance de Valeurs Mobilieres ("SGVM"), each a French societe anonyme, and Wendel-Participations, a French societe en nom collectif, all located at 89 rue Taitbout, 75009 Paris, France, may be deemed to share the voting and dispositive power of the 14,028,530 shares of Common Stock (including the 3,335,127 shares issuable upon conversion of the Preferred Stock) and the 3,660,300 shares of Preferred Stock by virtue of Marine-Wendel's 51.85% ownership interest in CGIP, Wendel-Participations' 52.56% ownership interest in Marine-Wendel, and SGVM's 62.37% ownership interest in Wendel-Participations.
(4) Includes 3,335,127 shares of Common Stock which would be received upon a conversion of the 3,660,300 shares of Preferred Stock beneficially owned by CGIP.
(5) Assumes that the 8,771,794 shares of Preferred Stock outstanding as of February 21, 1997 and not beneficially owned by CGIP remain unconverted. If such shares are assumed to be converted into 7,992,528 shares of Common Stock, CGIP would beneficially own 10.03% of the outstanding Common Stock as of such date.
(6) American Express Financial Corporation, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is located at IDS Tower 10, Minneapolis, Minnesota 55440. American Express Financial Corporation reported that it had shared dispositive power with respect to 8,523,921 shares of Common Stock and shared voting power with respect to 3,999,421 shares of Common Stock. American Express Company, located at American Express Tower, 200 Vesey Street, New York, New York 10285, the parent holding company of American Express Financial Corporation, has disclaimed beneficial ownership of such shares.
(7) The address of the Connelly Foundation is One Tower Bridge, Suite 1450, West Conshohocken, Pennsylvania 19428.

ELECTION OF DIRECTORS

     The persons named in the Proxy shall vote the shares for the nominees listed below, all of whom are now Directors of the Company, to serve as Directors for the ensuing year or until their successors shall be elected. None of the persons named as nominees for Directors has indicated that he or she will be unable or will decline to serve. In the event that any of the nominees are unable or decline to serve, which the Nominating Committee of the Board of Directors does not believe will happen, the persons named in the Proxy will vote for the remaining nominees and others who may be selected by the Nominating Committee.
     The By-Laws of the Company provide for a variable number of Directors from 10 to 18. The Board of Directors has currently fixed the number of Directors at
14. It is intended that the Proxies will be voted for the election of the 14 nominees named below as Directors, and no more than 14 will be nominated. None of the nominees, during the last five years, was involved as a defendant in any legal proceedings that could adversely affect his or her capacity to serve as a member of the Board of Directors. The principal occupations stated below are the occupations which the nominees have had during the last five years.
     The Board of Directors recommends that Shareholders vote FOR election of each of the nominees named below. The names of the nominees and information concerning them and their associations as of February 21, 1997, as furnished by the nominees, follow:

                                                                           Year           Amount and Percentage of
                                                                          Became          Securities of the Company Owned
                                                                         Director         Beneficially, Directly or Indirectly

                                                                                         Common        Preferred     % of Total
Name                         Age   Principal Occupation                            Shares       %      Shares   %   Voting Power(A)
William J. Avery              56   Chairman of the Board                   1979   5,642,608    4.391%                         4.036%
(a),(d),(e),(1),(2)                and Chief Executive Officer

Henry E. Butwel               68   Former Executive Vice President,        1975      92,850    0.072%                         0.066%
(a),(b)                            Administration and Chief Financial
                                   Officer, Retired

Charles F. Casey              70   Former Chairman of the Board of         1992       4,000    0.003%                         0.003%
(b)                                CONSTAR International Inc., now
                                   a wholly-owned subsidiary of the
                                   Company, Retired

Francis X. Dalton             73   Former Treasurer, Retired               1987      60,016    0.047%                         0.043%

Guy de Wouters                66   Director of CGIP; Director of           1996       3,676(8) 0.003%    173    0.001%        0.003%
(b),(e)                            Marine-Wendel, which is the owner
                                   of a majority of the outstanding
                                   shares of CGIP; also a Director of
                                   Valeo and Eurotunnel

Richard L. Krzyzanowski      64    Executive Vice President,               1983     125,260    0.097%                         0.090%
(a),(3)                            Secretary and General Counsel

Josephine C. Mandeville      56    President and Chief Executive           1991     276,600    0.215%                         0.198%
(4)                                Officer of the Connelly Foundation,
                                   a non-profit charitable foundation

Michael J. McKenna           62    President and Chief Operating           1987     128,242    0.100%                         0.092%
(a),(5)                            Officer

                                       4

                                                                           Year           Amount and Percentage of
                                                                          Became          Securities of the Company Owned
                                                                         Director         Beneficially, Directly or Indirectly

                                                                                         Common        Preferred     % of Total
Name                         Age   Principal Occupation                            Shares       %      Shares   %   Voting Power(A)
Jean-Pierre Rosso            56    Chairman, President and Chief Exec-
(c)                                utive Officer of Case Corporation;      1996       3,000     0.002%                        0.002%
                                   also a Director of Inland Steel
                                   Industries, Ryerson Tull, ADC
                                   Telecommunications and Principal
                                   Mutual Life Insurance Co.

Alan W. Rutherford           53    Executive Vice President and            1991   5,417,260     4.216%                        3.874%
(e),(2),(6)                        Chief Financial Officer

J. Douglass Scott            76    Former President and Chief              1973     377,876     0.294%                        0.270%
(7)                                Executive Officer of Crown
                                   Cork & Seal Canada Inc., Retired

Ernest-Antoine Seilliere     59    Chairman and Chief Executive            1996       8,520(8)  0.007%   1,411    0.011%      0.006%
(a),(c),(d),(e)                    Officer of CGIP; Chairman and Chief
                                   Executive Officer of Marine-Wendel,
                                   which is the owner of a majority
                                   of the outstanding shares of CGIP;
                                   also a Director of Peugeot,
                                   Cap Gemini, Societe Generale
                                   and Valeo

Robert J. Siebert            76    Retired President of                    1966      43,570     0.034%                        0.031%
                                   CRC Chemicals, a marketer of
                                   chemical specialties; Management
                                   Consultant

Harold A. Sorgenti           62    General Partner of                      1991       5,750     0.004%                        0.004%
(b),(c),(e)                        Sorgenti Investment Partners; also
                                   Director of Freedom Chemical
                                   Company and Provident Mutual Life
                                   Insurance Company; former Managing
                                   Partner of The Freedom Group

(A) Total Voting Power: Shareholders of Common Stock of record as of the Record Date are entitled to one vote for each share then held. Each share of Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock is convertible as of the Record Date. As of the Record Date, each share of Preferred Stock was convertible into Common Stock at the rate equal to the $41.8875 par value of such Preferred Stock divided by the applicable conversion price of $45.9715. Accordingly, each share of Preferred Stock outstanding as of the Record Date will be entitled to approximately 0.91 votes at the Annual Meeting. Assuming that 128,490,982 shares of Common Stock and 12,432,094 shares of Preferred Stock remained outstanding as of the Record Date, such shares of Preferred Stock, in the aggregate, will be entitled to 11,327,655 votes, resulting in Total Voting Power of 139,818,637 votes entitled to be cast at the Meeting.
                     --------------------------------------
(a) Member of the Executive Committee
(b) Member of the Audit Committee
(c) Member of the Executive Compensation Committee
(d) Member of the Nominating Committee
(e) Member of the Strategic Committee
                     --------------------------------------
(1) Includes 19,500 shares of Common Stock owned by a charitable foundation of which Mr. Avery is one of three trustees, and 151,450 shares of Common Stock subject to presently exercisable options held by Mr. Avery.
(2) Includes 5,372,215 shares of Common Stock held in the Crown Cork & Seal Company, Inc. Master Retirement Trust on behalf of various Company pension plans (the "Trust Shares"). Under the Master Retirement Trust, the Benefits Plan Investment Committee (the "Investment Committee") has sole voting and dispositive power with respect to the Trust Shares. As members of the Investment Committee, Mr. Avery and Mr. Rutherford may be deemed to beneficially own such Trust Shares.
(3) Includes 3,700 shares of Common Stock owned by a charitable foundation of which Mr. Krzyzanowski is one of five trustees, and 26,500 shares of Common Stock held by a charitable remainder trust of which Mr. Krzyzanowski is a trustee.
(4) Includes 43,500 shares of Common Stock in the Estate of Owen A. Mandeville, Jr. of which Mrs. Mandeville is the Executrix.
(5) Includes 4,300 shares of Common Stock owned by a charitable foundation of which Mr. McKenna is one of eight trustees, and 12,425 shares of Common Stock subject to presently exercisable options held by Mr. McKenna.
(6) Includes 27,500 shares of Common Stock subject to presently exercisable options held by Mr. Rutherford.
(7) Includes 365,876 shares of Common Stock held in the Crown Cork & Seal Canada Inc. Pension Fund on behalf of various Crown Cork & Seal Canada Inc. pension plans (the "Fund Shares"). Under the Pension Fund, the Pension Committee has sole voting and dispositive power with respect to the Fund Shares. As a member of the Pension Committee, Mr. Scott may be deemed to beneficially own such Fund Shares.
(8) Includes shares of Common Stock which would be received upon a conversion of the shares of Preferred Stock beneficially owned by Mr. de Wouters and Mr. Seilliere respectively.

     Among the Executive Officers of the Company named herein who are not Directors, securities of the Company are owned by John W. Conway, Executive Vice President and President-Americas Division, who beneficially owned 22,031 shares of Common Stock(1) as of February 21, 1997.
     As of February 21, 1997, all Directors and Executive Officers of the Company as a group of 24, including the above, are beneficial owners of 6,960,816 shares of Common Stock (including 5,738,091 shares of Common Stock which may be deemed to be beneficially owned by certain Directors and Executive Officers by virtue of their membership on the Investment Committee of the Company Master Retirement Trust and the Pension Committee of the Crown Cork & Seal Canada Inc. Pension Fund and 228,825 shares of Common Stock subject to presently exercisable options held by such persons), constituting 5.417% of the outstanding Common Stock, and 1,692 shares of Preferred Stock, constituting 0.014% of the outstanding Preferred Stock. Such shares of Common Stock and Preferred Stock are entitled to cast 6,960,816 votes at the Annual Meeting, representing 4.978% of the outstanding Total Voting Power.
     The Directors and Executive Officers of the Company, in respect to the securities of the Company listed in the table above, have sole voting and investment power, except as to the shares held in the aforementioned trusts (including the Company Master Retirement Trust and the Crown Cork & Seal Canada Inc. Pension Fund) and charitable foundations, with respect to which the Trustees have shared voting and investment power.
     Not included in the table above are 7,036,375 shares of Common Stock owned by the Connelly Foundation, a private, non-profit charitable foundation. Mr. Avery and Mrs. Mandeville are two of 14 Trustees of this Foundation and disclaim any beneficial ownership of these shares. In addition, not included in the above table are 72,598 shares of Common Stock held in the Josephine C. Connelly Trust, of which Mrs. Mandeville is one of the Trustees and in which shares she disclaims any beneficial ownership. Also not included are 36,942 shares of Common Stock held under the Will of John F. Connelly, of which Mrs. Mandeville is a Trustee and in which shares Mrs. Mandeville disclaims any beneficial ownership.
     The Company and Compagnie Generale d'Industrie et de Participations ("CGIP") have entered into a Shareholders Agreement (the "Shareholders Agreement") which provides, among other things, that CGIP is entitled to designate up to three persons to be nominated for election as Directors of the Company at each annual meeting of Company Shareholders, depending on the amount of Company voting securities beneficially owned by CGIP. CGIP has designated Ernest-Antoine Seilliere and Guy de Wouters as nominees to the Company's Board of Directors in accordance with this provision. A copy of the Shareholders Agreement was filed with the Company's Current Report on Form 8-K dated February 22, 1996. Pursuant to the Shareholders Agreement, CGIP has agreed to vote the shares of Common Stock and Preferred Stock beneficially owned by it in the manner recommended by the Company's Board of Directors in connection with the election of Directors. In addition, CGIP has advised the Company of its intention to vote its shares for the resolution to adopt the 1997 Stock-Based Incentive Compensation Plan.
     Share information in the table above with respect to Mr. Seilliere and Mr. de Wouters does not include the 3,660,300 shares of Preferred Stock and 14,028,530 shares of Common Stock (which includes shares of Common Stock which would be received upon conversion of the Preferred Stock into Common Stock) beneficially owned by CGIP and certain of its affiliates.
     CGIP also has a management agreement with CarnaudMetalbox, the Company's subsidiary, pursuant to which CGIP has agreed to provide management and administrative services to CarnaudMetalbox through 1999. The amount paid by CarnaudMetalbox to CGIP (on a pre-tax basis) under such agreement for services provided in 1996 was approximately FF 10.2 million (or approximately $2.0 million). After 1999, the agreement will be automatically renewable unless terminated in the first quarter of the prior year, in which case such agreement will terminate on the next succeeding January 1.

     (1) Includes 5,000 shares subject to resently exercisable options held by Mr. Conway.

                          BOARD MEETINGS AND COMMITTEES

     In 1996, there were six regular meetings of the Board of Directors and one meeting of the Executive Committee.
     In 1996, the Audit Committee had three meetings. The Audit Committee provides assistance to the Board of Directors in discharging its responsibilities in connection with the financial accounting practices of the Company and the internal controls related thereto and represents the Board of Directors in connection with the services rendered by the Company's independent accountants. The Strategic Commitee met five times. The Strategic Committee has the responsibility to consider and recommend changes to the Company's dividend and debt rating policies, business combinations and other extraordinary transactions, and succession planning. The Executive Compensation Committee met three times and is responsible for the review of the executive compensation program.
     There were three meetings of the Nominating Committee in 1996. The Nominating Committee is responsible for recruiting and recommending for membership on the Board of Directors candidates to fill vacancies that may occur. In recommending candidates to the Board of Directors, the Nominating Committee seeks persons of proven judgment and experience. Shareholders who wish to suggest qualified candidates may write, via Certified Mail-Return Receipt Requested, to the Office of the Secretary, Crown Cork & Seal Company, Inc., One Crown Way, Philadelphia, PA 19154, stating in detail the qualifications of the persons they recommend. Shareholders must include a letter from each nominee affirming that he or she will agree to serve as a Director of the Company if elected by Shareholders. However, through its own resources, the Committee expects to be able to identify an ample number of qualified candidates. See "Proposals of Shareholders" for information on bringing nominations for the Board of Directors directly to the Shareholders at the 1998 Annual Meeting.
     Each incumbent Director of the Company nominated for election attended at least 75% of the aggregate meetings held by the Board of Directors and by the Committees on which he or she served.
     Directors who are not employees of the Company are paid $15,000 annually as base Director's fees and $750 per meeting attended. In addition, a non-employee Director who is Chairperson of a Committee is paid $10,000 annually, while non-employee Director committee members are paid $7,000 annually, with an attendance fee of $1,000 per meeting. In addition, each non-employee Director has been granted 3,000 shares of Company Common Stock subject to certain restrictions. Restrictions on one-fifth of such shares are released each year over a five-year period. Non-employee Directors also participate in (i) the Company's Pension Plan for Outside Directors which provides monthly retirement benefits equal to 1/12 of the sum of (x) 50% of the base annual Director's fees paid to non-employee Directors and (y) 10% of the base annual Director's fees for each full year of service in excess of five, up to an annual maximum benefit of 100% of the base annual Director's fee, and (ii) the Company's Deferred Compensation Plan for Directors which permits Directors to defer receipt of all, or any part, of their Director's fees, which deferred fees accrue interest at a rate equal to the current interest rate on the Company's commercial paper.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's five highest paid Executive Officers during 1996: Summary Compensation Table

                             Annual Compensation(1)     Long Term Compensation
                                                          Shares of
Name & Principal                                        Common Stock   All Other
Position                  Year     Salary      Bonus     Underlying     Compen-
                                                           Options     sation(2)
                                     ($)         ($)         (#)           ($)
William J. Avery          1996     750,000     250,000     200,000       2,250
-Chairman and Chief       1995     700,000     206,536           0       4,620
 Executive Officer        1994     668,200     322,400     250,000       4,620

Michael J. McKenna        1996     393,014           0      50,000       2,250
-President and Chief      1995     323,084      89,304           0       2,692
 Operating Officer        1994     302,700     107,600      19,500       4,506

Alan W. Rutherford        1996     318,515     100,000      50,000       2,250
-Executive Vice           1995     272,030      65,636           0       4,080
 President and Chief      1994     247,300      79,350      15,500       3,682
 Financial Officer

John W. Conway            1996     294,167           0      35,000       2,250
-Executive Vice           1995     240,000      44,840           0       1,200
 President and            1994     210,000      50,693      10,000       1,228
 President - Americas
 Division

Tommy H. Karlsson (3)     1996     351,990      46,150      35,000           0
-Executive Vice
 President and
 President - European
 Division


(1) The amount of perquisite and other personal benefits, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed the materiality threshold of the lesser of $50,000 or 10% of the total of annual salary plus bonus.

(2) Except with respect to Mr. Karlsson, the amounts shown in this column represent amounts contributed to the 401(k) Savings and Employees' Stock Ownership Plan (KSOP) by the Company.

(3) All amounts given for Mr. Karlsson in this Proxy Statement are converted from French Francs to U.S. Dollars. Under Mr. Karlsson's arrangements with CarnaudMetalbox, he is entitled to payment of an amount equal to two years' remuneration if his employment terminates except at retirement and except for serious fault.

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

                                                          Number of              Value of
                                                        Unexercised          Unexercised In-The-
                                                          Options              Money Options
                          Number Of        Value        At 12/31/96           At 12/31/96 (2)
                        Shares Acquired  Realized(1)    Exercisable/         Exercisable/
                         Upon Exercise       ($)      Unexercisable(#)      Unexercisable ($)
William J. Avery     1990 Plan        0          0    121,450/115,850      1,928,263/1,929,200
                     1994 Plan        0          0     30,000/270,000        506,250/3,231,250
Michael J. McKenna   1990 Plan   23,525    212,235     12,425/ 13,750        192,966/  215,219
                     1994 Plan        0          0          0/ 50,000              0/  512,500
Alan W. Rutherford   1990 Plan    5,625    147,071     27,500/ 11,000        425,094/  172,094
                     1994 Plan        0          0          0/ 50,000              0/  512,500
John W. Conway       1990 Plan   45,000  1,231,875      5,000/  5,000         80,625/   80,625
                     1994 Plan        0          0          0/ 35,000              0/  358,750
Tommy H. Karlsson    1994 Plan        0          0          0/ 35,000              0/  358,750

(1) Value Realized is the difference between the price of the stock on the date exercised less the option exercise price.
(2) Value of Unexercised Options is the difference between the stock price at December 31, 1996 and the option exercise price.

                       Option Grants In Last Fiscal Year

     The Company's 1994 Stock-Based Incentive Plan is administered by the Executive Compensation Committee appointed by the Board of Directors. The following table provides information related to Stock Options granted in the last fiscal year to the five named Executive Officers at Potential Realizable Values at Assumed Price Appreciation for the Option Terms Compounded Annually.

                                                                                                    Potential Realizable Value
                                               % Of Total                                                At Assumed Annual
                                             Options Granted                                               Rates of Stock
                                Option        To Employees      Exercise Or                             Price Appreciation
                               Granted #        In Fiscal        Base Price    Expiration                 For Option Term
                                (A) (B)            Year         Per Share (C)     Date                 5%                   10%
William J. Avery                200,000            5.6%            $44.125      04/11/06           $5,649,866          $14,220,868
Michael J. McKenna               50,000            1.4%            $44.125      10/11/01             $699,233           $1,546,267
Alan W. Rutherford               50,000            1.4%            $44.125      04/11/06           $1,412,467           $3,555,217
John W. Conway                   35,000            1.0%            $44.125      04/11/06             $988,727           $2,488,652
Tommy H. Karlsson                35,000            1.0%            $44.125      04/11/06             $988,727           $2,488,652

(A) The term of an option shall not be greater than ten years, and an option cannot be exercised sooner than May 1st of the year following the date of the grant in increments of 20% of the shares granted.
(B) The Executive Compensation Committee administering the 1994 Stock-Based Incentive Plan has the discretion, subject to plan limits, to modify terms of outstanding options and to reprice the options.
(C) The exercise price and tax withholding obligations related to exercise shall be paid in cash or by delivery of already owned shares valued at Fair Market Value on the date of exercise.

                               Retirement Program

     The Company maintains its Salaried Pension Plan, which is a qualified defined benefit retirement plan providing pension benefits for certain salaried and non-union employees in the United States meeting minimum eligibility requirements. The Plan provides normal retirement benefits at age 65 based on the average of the five highest consecutive years of earnings in the last 10 years. These average earnings are multiplied by 1.25% and by an additional 1.25% if the employee elects to contribute to the supplemental portion of the Plan. This result is then multiplied by years of service, which yields the annual pension benefit. Under federal law for 1997, benefits from a qualified retirement plan are currently limited to $125,000 per year. Also, for years beginning in 1994 through 1996, benefits may be based only on the first $150,000 (1997 has been indexed for cost of living increases to $160,000) of an employee's annual earnings.
     For illustration purposes, the following table shows estimated maximum annual retirement benefits payable from the Salaried Pension Plan to employees who retire at age 65, assuming the employees contribute to the supplemental portion of the Plan during all the years of service and receive their benefit as a single life annuity, without survivor benefits:

  Final                    Years of Service
 Average
 Earnings       15           20           25           30           35
 $50,000      $18,750      $25,000      $31,250      $37,500      $43,750
$100,000      $37,500      $50,000      $62,500      $75,000      $87,500
$150,000      $56,250      $75,000      $93,750     $112,500     $125,000
$200,000      $60,750      $81,000     $101,500     $121,500     $125,000
$250,000      $64,500      $86,000     $107,500     $125,000     $125,000
$300,000      $68,250      $91,000     $113,750     $125,000     $125,000
$350,000      $68,250      $91,000     $113,750     $125,000     $125,000
$400,000      $68,250      $91,000     $113,750     $125,000     $125,000

     The Company also maintains the Senior Executive Retirement Plan ("SERP") in which eight key executives, including four named Executive Officers, participate. Benefits for executives eligible to participate in the SERP, including Mr. Avery, Mr. McKenna, Mr. Rutherford and Mr. Conway, are based upon a formula equal to a base amount plus (i) 2% of the average of the five highest consecutive years of earnings times years of service up to twenty years, plus
(ii) 1% of such earnings times years of service over twenty years. The annual benefit for executives first eligible to participate in the SERP before 1994 can be no less than certain amounts specified for each participant, including $911,000 for Mr. Avery and $330,000 for Mr. McKenna. Based upon the above, the estimated annual benefit at normal retirement would be $1,006,000 for Mr. Avery, $330,000 for Mr. McKenna, $427,000 for Mr. Rutherford and $415,000 for Mr. Conway.
     Years of service credited under the Salaried Pension Plan and the SERP for the above named individuals are: Mr. Avery - 37 years, Mr. McKenna - 40 years, Mr. Rutherford - 23 years and Mr. Conway - 22 years.
     The SERP also provides a lump sum death benefit of five times the annual retirement benefit and subsidized survivor benefits.

     The SERP participants vest in their benefits at the earliest of five years of participation, specified retirement dates or employment termination (other than for cause) after a change in control of the Company. A "change in control" under the SERP occurs if: 1) a person (other than a Company employee benefit plan) becomes the beneficial owner of 25% or more of the voting power of the Company; 2) there is a change in the identity of a majority of Directors of the Company over any two year period; or 3) the Shareholders approve certain mergers or consolidations, a sale of substantially all of the Company's assets, or a complete liquidation of the Company.
     Employees outside of the United States are generally covered by statutory pension arrangements specific to each country, and in some countries supplemental pension plans are maintained. Pursuant to Mr. Karlsson's arrangements with CarnaudMetalbox, Mr. Karlsson will be entitled to a pension of $387,642 per year assuming he retires at age 65 and assuming present rates of return on investments and annual salary increases of 5%.

       EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Executive Compensation Committee of the Board of Directors is charged with developing, monitoring and managing the executive compensation program at Crown Cork & Seal Company, Inc. We submit this report to Shareholders describing both the principles under which the program was developed and decisions reached that directly impacted the Chief Executive Officer during 1996.

Principles
     Our guiding principle is to implement a unified program that enables the Company to retain and motivate a team of the industry's most outstanding executives so that they can create long-term value for the Shareholders. We do this by:
o regularly commissioning studies of competitive pay practices within the container industry and other manufacturing companies so that pay opportunities are generally within competitive norms;
o integrating all executive pay programs with the Company's short and long-term objectives and strategies; and
o developing ownership-oriented programs that reward for total Shareholder return over a long-service career.

     The Executive Compensation Committee works with independent management consultants in monitoring the effectiveness of the entire program.
     Over the last several years, your Company has undergone dramatic change and, in the process, Crown has been transformed into the world's largest packaging company. To sustain the Company's performance and continue its growth, we need to not only motivate existing management but to attract and retain experienced managers at all levels in the Company. As a result, in the last few years, a number of modifications were made to the four primary components of the Company's executive compensation program. Overall the program has been redirected from an orientation on length of service and retirement compensation to a program more closely aligned with sustained improvement, Company performance and increased Shareholder value. The specific components of the program are described below.

1.   Base Salary

     Historically, the Company's annual base salary levels have been well below competitive market levels. In order to attract and hold the management team and also to recognize the substantial growth and performance of the Company, we continue to move senior executive salaries toward competitive market rates, as defined by the container and manufacturing industries. Executive salaries were still below their medians at the end of 1996. The competitive market includes, but is not limited to, companies of Crown's size in the container, non-durable manufacturing and general industry segments.

2.   Annual Incentives

     In 1990, the Committee implemented a goal-based Management Incentive Plan which replaced programs used in past years. The Plan calls for the achievement of the Company's net income targets, as well as specific financial and operating goals, before incentive awards are earned by Plan participants. These goals stem directly from the Company's strategic and operating plans.
     In 1996, the Plan called for the Company to achieve a specified target net income from normal operations, while at the same time taking into account the long-term investment needs of the business. The long-term considerations included, but were not limited to, re-aligning metal packaging in North America to better serve future market needs and continuing to develop the overseas operations, especially in Europe and the Pacific Rim region.

3.   Long Term Incentives

     Stock options have always been a part of the executive compensation program of the Company. However, grant opportunities were somewhat discretionary, both in terms of amount and timing. The Committee has adopted a program that offers stock options annually, but the size of the grant will vary based on the Company's and the executive's performance. In making this change, the Committee reaffirms its belief that stock options are an ideal way to link Shareholder and executive interests.

4.   Retirement Benefits

     In the past, the Company's executive compensation plan had a bias toward providing significant end-of-career retirement income and insurance benefits. While in no way disavowing the Committee's belief that a long and successful career with the Company is important to growing Shareholder value, these programs will begin to decline in importance to the overall program as competitive pay and incentive opportunities are reached.
     In summary, the Committee believes that its role in designing, monitoring and managing the executive compensation program is critical to the objective of driving performances to the ultimate benefit of the Shareholders. Base salaries need to be within competitive norms so that executives will be attracted and motivated to fulfill their roles and responsibilities over the long-term. Annual incentive awards deliver the message that competitive pay is received only when earnings and other tactical goals are achieved. In addition, annual stock option grants require continuous improvement in value created for the long-term Shareholder.

Specific Decisions Impacting Compensation for the Chairman and Chief Executive Officer

     In considering the compensation for the named Executive Officers including the Chairman of the Board and Chief Executive Officer, William J. Avery, for the fiscal year 1996, the Committee reviewed the goals and objectives established at the beginning of the year and concluded that the management group continued to perform in an exceptional manner. Specifically, in February 1996 the acquisition of CarnaudMetalbox was successfully completed creating the largest packaging company in the world. Subsequently, work has begun to merge the operations of the two companies together, and to date this work has been advanced satisfactorily.
     In order to better manage this large corporation, three major operating divisions have been created in the Americas, Europe (including Middle East and Africa) and the Pacific Rim. The companies are being restructured around this base for the future. Such activities will be ongoing for a number of years and will require a considerable amount of Mr. Avery's time and effort.
     The Company met the requirements of the European Commission by divesting certain European Aerosol assets following the acquisition.
     Mr. Avery's base salary was increased from $700,000 to $800,000 on July 1, 1996, and a bonus of $250,000 was paid relating to his performance in completing the CarnaudMetalbox acquisition which has contributed to the continued growth of the Company. Mr. Avery also participates in the Management Incentive Plan as do other executive and senior management employees.
     The Committee believes that Mr. Avery's strategic vision for the Company, stewardship and performance during the year has significantly enhanced future Shareholder value and will dramatically improve the Company's competitive position.
     This report is respectfully submitted by the members of the Executive Compensation Committee of the Board of Directors.

                          Harold A. Sorgenti, Chairman
                          Chester C. Hilinski, Retired
                            Ernest-Antoine Seilliere

                          COMPARATIVE STOCK PERFORMANCE

               Comparison of Five-Year Cumulative Total Return (a)

 Crown Cork & Seal, S&P 500 Index, Dow Jones "Containers & Packaging" Index (b)

                               [GRAPHIC OMITTED]

(a) Assumes that the value of the investment in Crown Common Stock and each index was $100 on December 31, 1991 and that all dividends were reinvested.

(b) Industry index is weighted by market capitalization and is comprised of Crown, Ball, Bemis, Owens-Illinois, Sonoco Products, Stone Container and Temple-Inland.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, Officers and persons who own more than 10% of a registered class of the Company's equity securities to file initial reports of ownership and reports of changes in ownership with the Securities & Exchange Commission (the "SEC") and the New York Stock Exchange. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
     Based solely on the review of the copies of SEC forms received by the Company with respect to fiscal year 1996, or written representations from reporting persons, the Company believes that its Directors and Executive Officers have complied with all applicable filing requirements.

                  1997 STOCK-BASED INCENTIVE COMPENSATION PLAN

     The Board of Directors has adopted and recommends that the Shareholders approve the Crown Cork & Seal Company, Inc. 1997 Stock-Based Incentive Compensation Plan (the "Plan"). The purpose of the Plan is to assist the Company, its subsidiaries and affiliates in attracting and retaining valued employees by offering them a greater stake in the Company's success and a closer identity with it and to encourage ownership of the Company's stock by such employees. The Plan will accomplish these goals by allowing eligible employees of the Company, its subsidiaries and affiliates to receive awards of Deferred Stock, Restricted Stock, Options or Stock Appreciation Rights (the "Awards"). The total number of shares of Company Common Stock available for Awards under the Plan is 5,000,000 (subject to adjustments for stock splits, stock dividends and the like), which equals approximately 3.89% of the outstanding shares of Common Stock of the Company as of February 21, 1997. No individual employee may receive more than 250,000 shares under the Plan during any calendar year. The last sales price of Company Common Stock reported on the New York Stock Exchange for February 21, 1997 was $571/8 per share.

Eligibility

     Any Officer or other key employee of the Company, a subsidiary or an affiliate (including a Director who is such an employee) is eligible to participate in the Plan.

Administration and Implementation

     A Committee designated by the Board of Directors, comprised of at least two Directors, each of whom is an outside Director, has the authority to administer the Plan. This Committee also has full authority to select the employees to whom Awards will be granted, to determine the type and amount of Awards to be granted to each eligible employee, the terms and conditions of Awards granted under the Plan and the terms of agreements which will be entered into with holders of such Awards.
     The Committee may condition the grant of any Award upon the holder's achievement of a performance goal that is established by the Committee before the grant of the Award. A performance goal is a goal that must be met by the end of a period specified by the Committee (but that is substantially uncertain to be met before the grant of the Award) based upon: (i) the price of Common Stock,
(ii) the market share of the Company, (iii) sales by the Company, (iv) earnings per share of Common Stock, (v) return on shareholder equity of the Company, or
(vi) costs of the Company. Performance goals can also be based upon the performance of a particular business unit of the Company. The Committee will interpret the provisions of the Plan and make all determinations necessary for the administration of the Plan (including the determination of the effect of a "change in control" upon outstanding Awards).

Deferred Stock Awards

     An Award of Deferred Stock is an agreement by the Company to deliver to the recipient a specified number of shares of Common Stock at the end of a specified deferral period or periods and will be evidenced by a Deferred Stock agreement. Amounts equal to any dividends paid during this deferral period will be paid to the holder currently, or deferred, on such terms as are determined by the Committee.

Restricted  Stock Awards

     An Award of Restricted Stock is a grant to the recipient of a specified number of shares of Common Stock which are subject to forfeiture upon specified events and which are held in escrow by the Company during the restriction period. Such Award will be evidenced by a Restricted Stock agreement which will specify the duration of the restriction period and the performance, employment or other conditions under which the Restricted Stock may be forfeited to the Company. During the restriction period, the holder has the right to receive dividends on, and to vote, the shares of Restricted Stock.

Options

     An Award of Options is a grant by the Company to the recipient of the right to purchase a specified number of shares of Common Stock from the Company for a specified time period at a fixed price. Options may be either Incentive Stock Options or Non-Qualified Stock Options. Grants of Options will be evidenced by Option agreements. The price per share at which Common Stock may be purchased upon exercise of an Option will be determined by the Committee, but, in the case of grants of Incentive Stock Options, will be not less than the fair market value of a share of Common Stock on the date of grant. The option price per share for Non-Qualified Options may be less than the fair market value of a share of Common Stock on the date of the grant.
     The Option agreements will specify when an Option may be exercisable and the terms and conditions applicable thereto. The term of an Option will in no event be greater than ten years, and no Option may be exercisable sooner than six months from its date of grant.

Stock Appreciation  Rights

     An Award of Stock Appreciation Rights ("SARs") is a grant by the Company to the recipient of the right to receive, upon exercise of the SAR, the increase in the fair market value of a specified number of shares of Common Stock from the date of grant of the SAR to the date of exercise. SARs are rights to receive a payment in cash, Common Stock, Restricted Stock or Deferred Stock as selected by the Committee. The value of these rights, determined by the appreciation in the number of shares of Common Stock subject to the SAR, will be evidenced by SAR agreements. An SAR will entitle the recipient to receive a payment equal to the excess of the fair market value of the shares of Common Stock covered by the SAR on the date of exercise over the base price of the SAR.

Amendment  and  Termination

     The Board of Directors has authority to amend, suspend or terminate the Plan at any time. However, certain amendments require the approval of a majority of the Company's Shareholders. Without Shareholder approval, no amendment may be made: (i) increasing the maximum number of shares available for purchase under the Plan (except for adjustments for stock splits, stock dividends and similar events); (ii) changing the class of employees eligible under the Plan; (iii) modifying the maximum number of Awards that an eligible employee may receive or the categories of performance goals that must be met; or (iv) changing the Plan's term or the Board of Directors' power to amend, suspend or terminate the Plan.

     The plan will remain in effect until 5 years from the date of its adoption, unless earlier terminated by the Board of Directors. Such termination will not affect Awards outstanding under the plan.

Federal Tax Treatment

     Except as provided below, a recipient realizes no taxable income, and the Company is not entitled to a deduction, when a Restricted Stock or Deferred Stock Award is made. When the restrictions on the shares of Restricted Stock lapse or the deferral period for Deferred Stock ends, the recipient will realize ordinary income equal to the fair market value of the shares, and, provided the applicable conditions of Section 162(m) of the Internal Revenue Code are met, the Company will be entitled to a corresponding deduction. Upon sale of the shares, the recipient will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. Such gain or loss will be equal to the difference between the sale price of the shares and the fair market value of the shares on the date that the recipient recognizes income.
     In the case of Awards of Restricted Stock, a recipient may choose to make an election under Section 83(b) of the Internal Revenue Code. Such an election will have the effect of inclusion in the recipient's income of the fair market value of the Restricted Stock on the date the Award is made, and, subject to the provisions of Section 162(m) of the Internal Revenue Code, the Company will be entitled to a corresponding deduction at that time. The recipient will not recognize additional income or loss as a result of the lapse of the restrictions on the Restricted Stock, nor will the Company be entitled to a deduction at such time.
     A recipient recognizes no taxable income, and the Company is not entitled to a deduction, when an Incentive Stock Option is granted or exercised. If a recipient sells shares acquired upon exercise, after complying with the requisite holding periods, any gain or loss realized upon such sale will be long-term capital gain or loss. The Company will not be entitled to take a deduction as a result of any such sale. If the recipient disposes of such shares before complying with the requisite holding periods, the recipient will recognize ordinary income, and the Company will be entitled to a corresponding deduction.
     A recipient recognizes no taxable income, and the Company is not entitled to a deduction, when a Non-Qualified Option is granted. Upon exercise of a Non-Qualified Option, a recipient will realize ordinary income in an amount equal to the excess of the fair market value of the shares over the exercise price, and, provided that the applicable conditions of Section 162(m) of the Internal Revenue Code are met, the Company will be entitled to a corresponding deduction. Upon sale of the option shares, the recipient will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year, equal to the difference between the sale price of the shares and the fair market value of the shares on the date that the recipient recognizes income with respect to the option exercise. A recipient recognizes no taxable income, and the Company is not entitled to a deduction, when an SAR is granted. Upon exercising an SAR, a recipient will realize ordinary income in an amount equal to the difference between the fair market value of the stock on the date of exercise and its fair market value on the date of the grant, and, provided the applicable conditions of Section 162(m) of the Internal Revenue Code are met, the Company will be entitled to a corresponding deduction.
     Recipients shall be responsible to make appropriate provision for all taxes required to be withheld in connection with any Award, the exercise thereof and the transfer of shares of Common Stock pursuant to the 1997 Plan. Such responsibility shall extend to all applicable federal, state, local or foreign withholding taxes. In the case of the payment of Awards in Common Stock or the exercise of Options or SARs, the Company shall, at the election of the recipient, have the right to retain the number of shares of Common Stock whose fair market value equals the withholding tax obligation of such employee.

Requisite Vote

     To be adopted, the Plan requires the affirmative vote of a majority of the votes cast by all Shareholders entitled to vote thereon.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ADOPTION OF THE 1997 STOCK-BASED INCENTIVE COMPENSATION PLAN.

                           PROPOSALS OF SHAREHOLDERS

     In order to be considered for inclusion in the Proxy Statement for the 1998 Annual Meeting of the Company, any Shareholder proposal intended to be presented at the meeting, in addition to meeting the shareholder eligibility and other requirements of the SEC rules governing such proposals, must be received in writing, via Certified Mail - Return Receipt Requested, by the Office of the Secretary, Crown Cork & Seal Company, Inc., One Crown Way, Philadelphia, Pennsylvania 19154 not later than November 24, 1997. In addition, the Company's By-Laws provide that a Shareholder of record at the time that notice of the meeting is given and who is entitled to vote at the meeting may bring business before the meeting or nominate a person for election to the Board of Directors if the Shareholder gives timely notice of such business or nomination. To be timely, and subject to certain exceptions, notice in writing to the Secretary must be delivered or mailed, via Certified Mail-Return Receipt Requested, and received at the above address not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. The notice must describe various matters regarding the nominee or proposed business. Any Shareholder desiring a copy of the Company's By-Laws will be furnished one copy without charge upon written request to the Secretary.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The firm of Price Waterhouse LLP is the independent accountant for the most recently completed fiscal year and has been selected by the Board of Directors to continue in that capacity for the current year. Price Waterhouse LLP reviews and performs annual audits of the Company's financial statements and assists the Company in the preparation of federal tax returns. A representative or representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to questions raised orally at the Meeting or submitted in writing to the Office of the Secretary of the Company before the Meeting.

                                 OTHER MATTERS

     The Board of Directors knows of no other matter which may be presented for Shareholders' action at the Meeting, but if other matters do properly come before the Meeting, or if any of the persons named above to serve as Directors are unable to serve, it is intended that the persons named in the Proxy or their substitutes will vote on such matters and for other nominees in accordance with their best judgment.
     The Company will file its 1996 Annual Report on Form 10-K with the Securities & Exchange Commission on or before March 31, 1997. A copy of the Report, including the financial statements and schedules thereto and a list describing all the exhibits not contained therein, may be obtained without charge by any Shareholder after March 31, 1997. Requests for copies of the Report should be sent to: Corporate Treasurer, Crown Cork & Seal Company, Inc., One Crown Way, Philadelphia, Pennsylvania 19154.

                                   RICHARD L. KRZYZANOWSKI
                                   Executive Vice President,
                                   Secretary & General Counsel

                                   Philadelphia, Pennsylvania 19154
                                   March 24, 1997

                         CROWN CORK & SEAL COMPANY, INC.
                    9300 Ashton Road, Philadelphia, PA 19136

                           PROXY FOR ANNUAL MEETING OF
                    SHAREHOLDERS TO BE HELD ON APRIL 24, 1997

The undersigned hereby appoints William J. Avery, Michael J. McKenna and Richard
L. Krzyzanowski as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of stock of Crown Cork & Seal Company, Inc. held of record by the undersigned on March 14, 1997 at the Annual Meeting of Shareholders to be held on April 24, 1997 or any adjournments thereof, for the items shown below and in any other matter that may properly come before the meeting:

     (1) FOR the election of a Board of fourteen Directors: William J. Avery, Henry E. Butwel, Charles F. Casey, Francis X. Dalton, Guy de Wouters, Richard L. Krzyzanowski, Josephine C. Mandeville, Michael J. McKenna, Jean-Pierre Rosso, Alan W. Rutherford, J. Douglass Scott, Ernest-Antoine Seilliere, Robert J. Siebert and Harold A. Sorgenti.
     (2) FOR a resolution to adopt the Corwn Cork & Seal COmpany, Inc. 1997 Stock Based Incentive Compensation Plan, which the Board of Directos unanimously recommends.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
                                                               -----------------
                                                                SEE REVERSE SIDE
                                                               -----------------
-------------------------------------------------------------------------------
                             ^FOLD AND DETACH HERE^


  (LOGO)               CROWN CORK & SEAL COMPANY, INC.

                     The 1997 Annual Meeting of Shareholders
        will be held on April 24, 1997 at 11:00 A.M. at our new offices:

                         Crown Cork & Seal Company
                         One Crown Way
                         Philadelphia PA 19154-4599
                         Main Phone: (215) 698-5100

             For directions to the Annual Meeting, see reverse side.

/X/  Please mark your votes as in this example

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. This proxy, when properly executed will be voted in the manner directed herein by the Shareholder. If no direction is made, this proxy will be voted FOR Proposal 1 and Proposal 2.

The Board of Directors recommends a vote FOR Proposal 1 and Proposal 2.
                                        FOR        WITHHELD
1. Election of Directors.               /  /       /  /
   (see Reverse Side)

   For, except vote withheld from the following nominee(s):

   ___________________________________

                                        FOR        WITHHELD      ABSTAIN
2. Resolution to adopt the              /  /        /  /           /  /
   Crown Cork & Seal
   Company, Inc. 1997
   Stock-Based Incentive
   Compensation Plan.





SIGNATURE(S)___________________________________________ DATE _________________
Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

-------------------------------------------------------------------------------
                             ^FOLD AND DETACH HERE^


  (LOGO)               CROWN CORK & SEAL COMPANY, INC.

(GRAPHIC OMITTED) - Direction to One Crown Way